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                                                                    EXHIBIT 10.6

                              INDEMNITY AGREEMENT
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  This Agreement is made as of the 25th day of March, 1999, by and between Video
City, Inc., a Delaware corporation (the "Corporation"), and ___________ (the "Indemnitee"), a director and/or officer of the Corporation.

  WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available; and

  WHEREAS, the substantial amount of corporate litigation subjects directors and officers to expensive litigation risks; and

  WHEREAS, it is now and has been the express policy of the Corporation to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law; and

  WHEREAS, the Corporation does not regard the protection available to the Indemnitee as adequate in the present circumstances, and realizes that the Indemnitee may not be willing to serve as a director or officer without adequate protection, and the Corporation desires the Indemnitee to serve in such capacity;

  NOW, THEREFORE, in consideration of the Indemnitee's service as a director or officer after the date hereof, the parties agree as follows:

  I.  Definitions.  As used in this Agreement:
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      (a)  The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature.

      (b) The term "Expenses" shall include, but is not limited to, expenses of investigations, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement by or on behalf of the Indemnitee, attorneys fees and disbursements, and any expenses of establishing a right to indemnification under this Agreement.

      (c) The terms "director" and "officer" shall include the Indemnitee's service at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or

                                       1.
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other enterprise as well as director or officer of the Corporation.

          (d) For purposes of Section 3 and 4, the phrase "decided in a Proceeding" shall mean a decision by a court, arbitrator, hearing officer or other judicial agent having the requisite legal authority to make such a decision has become final and from which no appeal or other review proceeding is permissible.

     2.   Indemnification of the Indemnitee. Subject only to the limitations set
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forth in Section 3, the Corporation will pay on behalf of the Indemnitee all
Expenses actually and reasonably incurred by the Indemnitee because of any claim or claims made against him or her in a Proceeding by reason of the fact that he or she is or was a director and/or officer.

     3.   Limitations on Indemnity. The Corporation shall not be obligated under
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this Agreement to make any payment of Expenses to the Indemnitee:

          (a)  the payment of which is prohibited by applicable law; or

          (b) for which and to the extent payment is actually and unqualifiedly made to the Indemnitee under an insurance policy or otherwise; or

          (c) resulting from a claim in a Proceeding decided adversely to the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he or she was not legally entitled.

     4.   Advance Payment of Costs.  Expenses incurred by the Indemnitee in
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defending a claim against him in a Proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such Proceeding. The Indemnitee hereby agrees and undertakes to repay such amounts advanced if it shall be decided in a Proceeding that he or she is not entitled to be indemnified by the Corporation pursuant to this Agreement or otherwise.

     5.   Enforcement.  If a claim under this Agreement is not paid by the
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Corporation, or on its behalf, within 30  days after a written claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses of prosecuting such claim.

                                       2.
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     6.   Subrogation.  In the event of payment under this Agreement, the
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Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

     7.   Notice.  The Indemnitee, as a condition precedent to his right to be
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indemnified under this Agreement, shall give to the Corporation notice in writing as soon as practicable of any claim made against him or her for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be given at its principal office and shall be directed to the Corporate Secretary (or such other address as the Corporation shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give Corporation such information and cooperation as it may reasonably request.

     8.   Saving Clause. If this Agreement or any portion hereof shall be
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invalidated on any ground by any court of competent jurisdiction, the
Corporation shall nevertheless indemnify the Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

     9.   Indemnification Hereunder Not Exclusive. Nothing herein shall be
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deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Certificate of Incorporation or Bylaws of the Corporation or under Delaware law.

     10.  Applicable Law.  This Agreement shall be governed by and construed in
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accordance with Delaware law.

     11.  Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which shall constitute the original.

     12.  Successors and Assigns.  This Agreement shall be binding upon the
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Corporation and its successors and assigns.

     13.  Continuation of Indemnification.  The indemnification under this
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Agreement shall continue as to the Indemnitee even though he or she may have ceased to be a director and/or officer and shall inure to the benefit of the heirs and personal representatives of the Indemnitee.

                                       3.
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     14.  Coverage of Indemnification.  The indemnification under this Agreement
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shall cover the Indemnitee's service as a director and/or officer and all of his or her acts in such capacity, whether prior to or on or after the date of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                   VIDEO CITY, INC.



                                   By:___________________________



                                   INDEMNITEE:


                                   ______________________________

                                       4.